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                                                                   Exhibit 10.20


                                                                   EXECUTED COPY
                        RESTRICTED STOCK AWARD AGREEMENT

                  THIS AGREEMENT (the "Agreement"), is made, effective as of February 14, 1999, (the "Grant Date") between SPALDING HOLDINGS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and James R. Craigie (hereinafter called the "Participant").

                  WHEREAS, the Company has adopted the 1996 Stock Purchase and Option Plan for Key Employees of Evenflo & Spalding Holdings Corporation and Subsidiaries (the "Plan"), which Plan as it may be amended from time to time is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

                  WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to the Participant pursuant to the Plan and the terms set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Grant of the Restricted Shares. Subject to the terms and conditions of the Plan, the Management Stockholder's Agreement (as hereinafter defined), and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a Restricted Stock Award consisting of 500,000 shares of Common Stock (hereinafter called the "Restricted Shares"), in consideration of the Participant's payment of the par value of $.01 per share of Common Stock, for a total payment of $5,000. The Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

                  2. Vesting

                  (a) Subject to the Participant's continued employment with the Company, the Restricted Shares shall vest and become nonforfeitable, with respect to twenty percent (20%) of the Shares initially granted hereunder, on December 7, 1999, and on each of the first, second, third and fourth anniversaries thereof. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

                  (b) (i) If the Participant's employment with the Company is terminated for Cause, the Restricted Shares shall, to the extent not then vested, be forfeited by the Participant without consideration. "Cause" shall mean (x) the Participant's willful and continued failure to perform Participant's duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to Participant by the Company or
         (y) misconduct by Participant involving (I) dishonesty or breach of trust in connection with Participant's employment which is reasonably likely to be injurious to the Company or (II) conduct which would
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         be a reasonable basis for an indictment of Participant for a felony or for a misdemeanor involving moral turpitude.

                        (ii) If the Participant's employment with the Company is terminated as a result of the Participant's death, Permanent Disability or Retirement, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested. The Participant shall be deemed to have a "Permanent Disability" if the Participant is unable to engage in the activities required by the Participant's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. "Retirement" shall mean (x) retirement at age 65 or over after having been employed by the Company or any subsidiary for at least five years after the Grant Date or (y) retirement at age 55 or over if such Participant has been employed with the Company or a Subsidiary for a minimum of 15 years and after having been employed by the Company or any subsidiary for at least five years after Base Date (as defined in Section 7).

                  (c) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested. "Change of Control" means (i) a sale of all or substantially all of the assets of the Company to a Person or Group who is not an Affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), (ii) a sale by KKR or any of its Affiliates resulting in (A) more than 50% of the voting stock of the Company being held by a Person or Group that does not include KKR or any of its Affiliates and (B) more than 50% of the seats on the Board of Directors of the Company being controlled by or being designees of a party or parties other than KKR or any of its Affiliates, or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of KKR. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature. "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company. "Affiliate" means with respect to the Company, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.

                  3. Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Participant's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 2. The Participant hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. As a condition to the receipt of this Restricted Stock Award, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional Shares.

                  4. Rights as a Stockholder. The Participant shall be the record owner of the Restricted Shares until or unless such Shares are forfeited pursuant to Section 2 hereof or pursuant to the terms of the Management Stockholder's Agreement between the Participant and the Company dated as December 7,1998 (the "Management Stockholder's Agreement"), and as record owner shall be entitled to all rights of a common stockholder of the Company, including,
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without limitation, voting rights with respect to the Restricted Shares;
provided that (i) any cash or in-kind dividends paid with respect to the Restricted Shares which have not previously vested shall be withheld by the Company and shall be paid to the Participant only when, and if, such Restricted Shares shall become fully vested pursuant to Section 2 and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 2, certificates for the Restricted Shares which shall have vested shall be delivered to the Participant or to the Participant's legal guardian or representative along with the stock powers relating thereto.

                  5. Legend on Certificates. The certificates representing the vested Restricted Shares delivered to the Participant as contemplated by Section 4 above shall bear the legend set forth in Section 2(b) of the Management Stockholder's Agreement and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  6. Transferability. The Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of the Management Stockholder's Agreement.

                  7. Purchaser's Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Participant contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Participant in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that, except as otherwise provided in the letter agreement between the Participant and the Company, effective December 7, 1998 (the "Base Date"), neither the Company nor any other person has made any representations or promises whatsoever to the Participant concerning the participant's employment or continued employment by the Company or any subsidiary of the Company.

                  8. Change in Capitalization. if, prior to the time the restrictions imposed by Section 2 on the Shares granted hereunder lapse, the Company shall be reorganized, or consolidated or merged with another corporation, any stock, securities or other property exchangeable for such Shares pursuant to such reorganization, consolidation or merger shall be deposited with the Company and shall become subject to the restrictions and conditions of this agreement to the same extent as if it had been the original property granted hereby.

                  9. Withholding. It shall be a condition of the obligation of the Company upon delivery of Restricted Stock to the Participant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income or other taxes required by law to be withheld with respect to such Restricted Stock, including the payment to the Company upon the vesting of the Restricted Shares (or such earlier or later date as may be applicable under Section 83 of the Code) or other settlement in respect of the Restricted Shares of all such taxes and requirements. The Company shall be authorized to take such action as may be necessary in the opinion of the Company's
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counsel (including, without limitation, withholding vested Shares otherwise deliverable to participant hereunder and/or withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of any such taxes. the Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Shares made hereunder.

                  10. Securities Laws. Upon the vesting of any Restricted Shares, the Company may require the Participant to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement, consistent with the terms of the Management Stockholder's Agreement. The granting of the Restricted Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

                  11. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 10, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this
Section 10. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

                  12. Governing Law. The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

                  12. Restricted Stock Award Subject to Plan and Other
Management Equity Agreements. The Restricted Stock Award shall be subject to all terms and provisions of the Plan and of the Management Stockholder's Agreement, to the extent applicable to the Restricted Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder's Agreement, the terms of the Management Stockholder's Agreement shall control.
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                  13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                       SPALDING HOLDINGS CORPORATION

                                       By:        s/  Robert K. Adikes
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                                       Its:    Vice President

   s/   James R. Craigie
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James R. Craigie